Installed Building Products Publishes 2024 Environmental, Social and Governance Report

Columbus, Ohio, November 13, 2024 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the release of the Company’s 2024 Environmental, Social and Governance (“ESG”) report, which highlights important milestones the Company achieved during the past year, as well as the Company’s ongoing ESG policies and commitment to the environment, its employees, and its communities by promoting a more sustainable and equitable future.

“Earlier this year, IBP celebrated 10 years as a publicly traded company. During those 10 years, we have had a successful track record of executing on our growth strategy, while delivering on our financial expectations. At the time of our public offering in 2014, we had approximately 3,200 employees, with a national residential insulation market share of approximately 16%. Presently, we have over 11,000 employees and service approximately 30% of the residential insulation market. This growth has enabled us to further our efforts in improving the lives and opportunities of our employees and increase the reach of our environmental efforts. As a leading building products company with more than 250 locations, we have the great privilege of doing business with builders, homeowners, and businesses in communities across the country. With that privilege, we know we also have a great responsibility to our employees, customers, and neighbors,” stated Jeff Edwards, Chairman, President and CEO.

IBP has made continued progress toward many of the goals and objectives outlined in its inaugural ESG report that was issued in 2021. This is a testament to the commitment of the Company’s team members who embody IBP’s corporate values, mission, and vision. In addition, IBP plays a direct role in creating a sustainable future through its daily business operations by installing products that promote energy efficiency. Approximately 65% of the Company’s 2023 revenue was from service related to the installation, distribution, and manufacturing of energy-saving insulation.

Highlights of IBP’s 2024 ESG report include the following updates:

•Decreased the CO2 emissions from spray foam applications from the unadjusted 2020 baseline by approximately 55%, while the quantity of spray foam materials used in insulation have increased nearly 20% over the same period
•Diverted over 120,000 metric tons of CO2 emissions from the atmosphere using recycled paper
•Increased energy usage from carbon free electricity supplies to over 35% of IBP’s total usage
•Maintained IBP’s commitment to safety with zero fatalities
•Provided over $50,000 in financial support to help IBP employees experiencing hardships
•Awarded over $1 million to eligible employees in the form of $5,000 renewable scholarships during the most recent application window through IBP’s Building for Tomorrow Scholarship program
•Contributed over $2.5 million to nonprofit organizations across the country through the Installed Building Products Foundation, bringing IBP’s total philanthropic impact since 2019 to over $10 million

“IBP’s Board of Directors and management team recognize the importance of ESG issues and their impact on our stockholders, customers, employees, and communities. While we celebrate the real progress that has been made in our efforts to become a leading corporate citizen, we know our ESG journey is not finished. I look forward to the next 10 years and all the opportunities to come for us to expand our social responsibility practices so that we can continue to be a force for positive change locally and nationally,” concluded Mr. Edwards.

IBP’s Commitment to its Communities

As IBP continues to grow, so does its commitment to being a positive force in the communities where IBP’s employees live and work. Through the Installed Building Products Foundation and corporate giving programs, the Company contributes approximately 1% of its annual EBITDA each year to support local communities throughout the country with initiatives primarily focused on education, housing-related needs and strengthening communities.

To learn more about IBP’s sustainability initiatives and to read or download the 2024 sustainability report, please visit https://installedbuildingproducts.com/sustainability/.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, industry conditions, our operations, our ESG-related performance and ESG initiatives including our long-term environmental targets, and our financial and business model. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” “will,” and "target" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation; general economic and industry conditions; local, state and federal regulations; rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this report speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net
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